CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Digital Yearbook, Inc. (the "Company") on Form 10-QSB for the three month period ended June 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ohad David, acting in the capacity as the Chief Executive Officer and I, Ruth Navon, acting in the capacity as the Chief Financial Officer of the Company, certify to the best of our knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Ohad David

     Ohad David

     Chief Executive Officer

     August 8, 2008

/s/ Ruth Navon

     Ruth Navon

     Chief Financial Officer

     August 8, 2008